EXHIBIT 1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2005 AND 2004, AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to the Financial Statements	4 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2005 and 2004, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California

June 26, 2006

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

	As of December 31,

	2005	2004

ASSETS
Investment in Master Trust	$2,103,851	$1,953,362

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$2,103,851	$1,953,362

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

Year ended December 31,

2005		2004

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$159,547	$213,285

Contributions:
Employer	23,078	25,261
Participant	64,375	64,235

Total contributions	87,453	89,496

Total additions	247,000	302,781

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	116,549	95,444
Administrative expenses	115	211

Total deductions	116,664	95,655

NET INCREASE BEFORE ASSET TRANSFERS	130,336	207,126

Asset transfers, net	20,153	(251,176)

NET INCREASE (DECREASE)	150,489	(44,050)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,953,362	1,997,412

End of year	$2,103,851	$1,953,362

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan, or RSP. The RSP Plan document, or Plan Document, provides a more complete description of the RSP's provisions.

General - The RSP is a defined contribution plan covering nonunion employees of PG&E Corporation and all companies owned by PG&E Corporation, collectively, PG&E Corporation Group, as designated by the Employee Benefit Committee, or EBC. In 2004, before the NEGT transfer discussed below, the RSP also covered certain union employees. The RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight on behalf of the RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the RSP.

The RSP participates with the PG&E Corporation Retirement Savings Plan for Union-Represented Employees, or Union RSP, in the PG&E Corporation Retirement Savings Plan Master Trust, or Master Trust, which holds the investment assets of both plans. The accompanying financial statements present the assets and liabilities of the RSP only.

On July 8, 2003, National Energy & Gas Transmission, Inc., or NEGT, formerly PG&E National Energy Group, Inc., and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11. On April 12, 2004, as part of NEGT's emergence from Chapter 11, plan assets for NEGT plan participants totaling approximately $256 million were transferred from the Master Trust to the National Energy & Gas Transmission, Inc. 401(k) Retirement Savings Plan, or NEGT RSP, which was operational as of that date. These transfers are included as part of the "Asset transfers, net" category on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2004. The NEGT RSP is administered and sponsored by NEGT. On October 29, 2004, NEGT's plan of reorganization became effective, at which time NEGT emerged from Chapter 11 and PG&E Corporation's equity ownership in NEGT was cancelled. PG&E Corporation and the RSP have no continuing plan obligations related to NEGT.

Also included in "Asset transfers, net" are transfers in from and transfers out to the Union RSP and other qualified plans.

Eligibility - Nonunion employees of the PG&E Corporation Group are eligible to participate in the RSP, as defined by the Plan Document. In 2004, prior to the NEGT transfer, certain union employees were also eligible to participate in the RSP.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document, or Covered Compensation. The maximum payroll deduction is 20 percent, as authorized by the Plan Document. Participating employee's Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code, or the Code, to $210,000 for the 2005 plan year and $205,000 for the 2004 plan year. These elective contributions can be on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the RSP. Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $14,000 for the 2005 plan year and $13,000 for the 2004 plan year. All RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant's Covered Compensation or $42,000 for the 2005 plan year and $41,000 for the 2004 plan year. In addition, as provided by the Code, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $4,000 for the 2005 plan year and $3,000 for the 2004 plan year.

There are two types of employer contributions - matching employer contributions and basic employer contributions:
-

Participants who are not accruing service under a defined benefit retirement plan receive a basic employer contribution of 5 percent of Covered Compensation plus, after one year of service, a matching employer contribution of 100 percent of their elective employee contributions up to 5 percent of Covered Compensation.

-

Participants who are accruing service under a defined benefit plan do not receive a basic employer contribution. Such participants receive matching employer contributions of 75 percent of their elective employee contributions up to 3 percent of Covered Compensation for employees with one to three years of service and up to 6 percent of Covered Compensation for employees with three or more years of service.

Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with the participant's employee's elective contributions, employer contributions and an allocation of the income and certain investment management fees. Allocations of net investment income and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the RSP's investment fund managers and the selection of the range of investment options but not the selection of the underlying investment funds. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations. Individual participants designate the way in which their contributions and employer basic contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The RSP also offers participants a broad array of approximately 175 mutual fund options that represent a variety of investment management styles and categories from more than 25 investment companies.

The RSP also contains an Employee Stock Ownership Plan. This enables the RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance. Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant's account. Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance. Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump-sum payment except as provided in the Plan Document. Participants must take a minimum distribution from the RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - The costs of administering the RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group. Investment management fees are paid by participants and reduce the investment return reported.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination - PG&E Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event that the RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP's investments (except for interest in the Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for participation units is determined by quoted prices in active markets on the last business day of the plan year. The RSP values investments in the Stable Value Fund at cost plus accumulated and unpaid interest and Participant Loans at cost.

Certain RSP investment funds are composed of portfolios of stock and bond funds. The portfolios in these investment funds are re-balanced daily based on a pre-determined asset allocation, as outlined in Investment Options in Note 1. The RSP's investments essentially matched their target mixes as of December 31, 2005.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the participant's account each day based upon their proportional share of the fund balance.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation or depreciation in the fair value of the RSP investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the Master Trust. This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily. As of and during the years ended December 31, 2005 and 2004, the RSP and the Master Trust held no investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution. There were no amounts allocated to the accounts of participants who had elected to withdraw from the Plan but had not been paid at December 31, 2005 and 2004, respectively.

NOTE 3: INVESTMENTS

The RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These RSP investment funds consist of various underlying investments.

The RSP utilizes various investment instruments, including mutual funds and common stock. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

The total Master Trust investments by major category and the RSP's total share of these investments are as follows:

(in thousands)	As of December 31,

	2005	2004

Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$52,929	$69,048
RSP Moderate Asset Allocation Fund	164,740	97,598
RSP Aggressive Asset Allocation Fund	93,335	139,000
Core Funds
PG&E Corporation Stock Fund(1)	1,276,857	1,184,459
RSP Large Company Stock Index Fund	874,489	919,598
RSP Small Company Stock Index Fund	203,010	196,572
RSP International Stock Index Fund	67,667	57,304
RSP Bond Index Fund	88,170	90,304
Mutual Fund Window	635,356	445,221

Investments at Fair Value	3,456,553	3,199,104

Investments at Cost
RSP Stable Value Fund(2)	777,025	775,244
Participant Loans	49,643	47,521

Total Master Trust Investments	$4,283,221	$4,021,869

Investments:
RSP	$2,103,851	$1,953,362
Union RSP	2,179,370	2,068,507

Total All Plans	$4,283,221	$4,021,869

(1) Includes non-participant directed amounts.
(2) This fund is considered part of the Core Funds

The net investment income of the Master Trust by major category and the RSP's total share of this net investment income are as follows:

(in thousands)	Year ended December 31,

	2005	2004

Net appreciation in fair value of investments:
Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$2,078	$3,278
RSP Moderate Asset Allocation Fund	8,483	13,545
RSP Aggressive Asset Allocation Fund	5,708	8,255
Core Funds
PG&E Corporation Stock Fund(1)	133,585	189,308
RSP Large Company Stock Index Fund	42,430	82,737
RSP Small Company Stock Index Fund	17,780	25,790
RSP International Index Stock Fund	7,992	8,565
RSP Bond Index Fund	2,104	3,092
RSP Stable Value Fund	31,817	25,114
Mutual Fund Window	29,603	41,658

Net Appreciation in Fair Value of Investments	281,580	401,342

Dividends	54,694	12,232
Other investment income	2,657	2,629

Total Master Trust Investment Income	$338,931	$416,203

Investment Income:
RSP	$159,547	$213,285
Union RSP	179,384	202,918

Total	$338,931	$416,203

(1) Includes non-participant directed amounts.

NOTE 4: RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The RSP also invests in PG&E Corporation common stock. These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions comprised the following investments:

(in thousands)	Year ended December 31,

	2005	2004

PG&E Corporation Stock Fund	$467,175	$428,208
Fidelity managed funds	286,249	226,821

Total party-in-interest investments	$753,424	$655,029

NOTE 5: FEDERAL INCOME TAX STATUS

The Internal Revenue Service, or IRS, has ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code. Accordingly, no provision for federal income taxes has been recorded in the RSP financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the RSP.

PG&E Corporation received a favorable tax determination letter from the IRS on March 3, 2003. Accordingly, PG&E Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

******

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS AS OF AND FOR THE
YEARS ENDED DECEMBER 31, 2005 AND 2004, AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to the Financial Statements	4 - 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan
for Union-Represented Employees:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2005 and 2004, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

San Francisco, California

June 26, 2006

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

	As of December 31,

	2005	2004

ASSETS

Investment in Master Trust	$2,179,370	$2,068,507

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$2,179,370	$2,068,507

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

	Year ended December 31,

	2005	2004

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$179,384	$202,918

Contributions:
Employer	19,847	17,247
Participant	85,805	72,069

Total contributions	105,652	89,316

Total additions	285,036	292,234

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	153,697	119,037
Administrative expenses	134	117

Total deductions	153,831	119,154

NET INCREASE BEFORE ASSET TRANSFERS	131,205	173,080

Asset transfers, net	(20,342)	1,363,982

NET INCREASE	110,863	1,537,062

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,068,507	531,445

End of year	$2,179,370	$2,068,507

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees, or Union RSP. The Union RSP Plan document, or Plan Document, provides a more complete description of the Union RSP's provisions.

General - The Union RSP is a defined contribution plan covering union employees of PG&E Corporation and all companies owned by PG&E Corporation, collectively, PG&E Corporation Group, as designated by the Employee Benefit Committee, or EBC. Pacific Gas and Electric Company had participants in this plan during 2005 and 2004. In 2004, before the NEGT transfer discussed below, the Union RSP also covered certain union employees of Gas Transmission Northwest Corporation, or GTN, formerly PG&E Gas Transmission Northwest Corporation. The Union RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans. The EBC provides corporate governance and administrative oversight on behalf of the Union RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP.

The Union RSP participates with the PG&E Corporation Retirement Savings Plan, or RSP, in the PG&E Corporation Retirement Savings Plan Master Trust, or Master Trust, which holds the investment assets of both plans. The accompanying financial statements present the assets and liabilities of the Union RSP only.

On July 8, 2003, National Energy & Gas Transmission, Inc., or NEGT, formerly PG&E National Energy Group, Inc., and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11. On April 12, 2004, as part of NEGT's emergence from Chapter 11, plan assets for NEGT plan participants totaling approximately $256 million were transferred from the Master Trust to the National Energy & Gas Transmission, Inc. 401(k) Retirement Savings Plan, or NEGT RSP, which was operational as of that date. These transfers are included as part of the "Asset transfers, net" category on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2004. The NEGT RSP is administered and sponsored by NEGT. On October 29, 2004, NEGT's plan of reorganization became effective, at which time NEGT emerged from Chapter 11 and PG&E Corporation's equity ownership in NEGT was cancelled. PG&E Corporation and the Union RSP have no continuing plan obligations related to NEGT. The assets and liabilities of the NEGT RSP are not included in the accompanying financial statements.

On March 1, 2004, the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees merged into the Union RSP, transferring approximately $1.4 billion of assets into the Union RSP. This transfer is included within the "Asset transfers, net" category on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2004.

Also included in "Asset transfers, net" are transfer in from and transfers out to the RSP and other qualified plans.

Eligibility - All union employees of the PG&E Corporation Group are eligible to participate in the Union RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document, or Covered Compensation. The maximum payroll deduction is 20 percent, as authorized by the Plan Document. Participating employees' Covered Compensation for purposes of the Union RSP is limited by the Internal Revenue Code, or the Code, to $210,000 for the 2005 plan year and $205,000 for the 2004 plan year. These elective contributions can be on a pre-tax basis, on an after-tax basis, or a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Union RSP. Pre-tax contributions, earnings on pre-tax and after-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the Union RSP, as set forth by the regulations in the Code.

As provided by the Code, participant pre-tax contributions may not exceed $14,000 for the 2005 plan year and $13,000 for the 2004 plan year. Union RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant's Covered Compensation or $42,000 for the 2005 plan year and $41,000 for the 2004 plan year. In addition, as provided by the Code, participants aged 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $4,000 for the 2005 plan year and $3,000 for the 2004 plan year.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. Effective October 1, 2003, matching employer contributions for participants are made in the following percentages according to years of service:
Length of Service	Matching Employer Contribution
Less than 1 year of service	No employer match.
1 year but less than 3 years of service	50 percent of the participant's pre-tax and/or after-tax contributions up to 3 percent of the eligible employee's Covered Compensation.
3 years of service or more	50 percent of the participant's pre-tax and/or after-tax contributions up to 6 percent of the eligible employee's Covered Compensation.

Participant Accounts - Individual accounts are maintained for each participant in the Union RSP and each account is credited with the participant's elective contributions, employer contributions, an allocation of the net investment income and certain investment management fees. Allocations of net investment income and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the Union RSP's investment fund managers and the selection of the range of investment options but not the selection of the underlying investment funds. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations. Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The Union RSP also offers participants a broad array of approximately 175 mutual fund options that represent a variety of investment management styles and categories from more than 25 investment companies.

The Union RSP also contains an Employee Stock Ownership Plan. This enables the Union RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance. Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant's account. Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $1,000 or less must take a lump-sum distribution of their account balance. Participants whose account balance is $5,000 or less must either take a lump-sum distribution or rollover their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump-sum payment except as provided in the Plan Document. Participants must take a minimum distribution from the Union RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses - The costs of administering the Union RSP, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group. Investment management fees are paid by participants and reduce the investment return reported.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination - PG&E Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP's investments (except for interest in the RSP Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for units is determined by quoted prices in active markets on the last business day of the plan year. The Union RSP values investments in the RSP Stable Value Fund at cost plus accumulated and unpaid interest and Participant Loans at cost.

Certain Union RSP investment funds are composed of portfolios of stock and bond funds. The portfolios in these investment funds are re-balanced daily based on a pre-defined asset allocation, as outlined in Investment Options in Note 1. The Union RSP's investments essentially matched their target mixes as of December 31, 2005.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the participant's account each day based upon the account's proportional share of the fund balances.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation or depreciation in the fair value of the Union RSP's investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the Master Trust. This statement recognizes that guidelines for certain plan investment managers allow the use of derivative instruments to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily. As of and during the years ended December 31, 2005 and 2004, the Union RSP and the Master Trust held no investments in derivative instruments.

Payment of Benefits - Benefit payments to participants are recorded upon distribution. There were no amounts allocated to the accounts of the participants who had elected to withdraw from the Plan but had not been paid at December 31, 2005 and 2004, respectively.

NOTE 3:  INVESTMENTS

The Union RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These Union RSP investment funds consist of various underlying investments.

The Union RSP utilizes various investment instruments, including mutual funds and common stock. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

The total Master Trust investments by major category and the Union RSP's total share of these investments are as follows:

(in thousands)	As of December 31,

	2005	2004

Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$52,929	$69,048
RSP Moderate Asset Allocation Fund	164,740	97,598
RSP Aggressive Asset Allocation Fund	93,335	139,000
Core Funds
PG&E Corporation Stock Fund(1)	1,276,857	1,184,459
RSP Large Company Stock Index Fund	874,489	919,598
RSP Small Company Stock Index Fund	203,010	196,572
RSP International Stock Index Fund	67,667	57,304
RSP Bond Index Fund	88,170	90,304
Mutual Fund Window	635,356	445,221

Investments at Fair Value	3,456,553	3,199,104

Investments at Cost
RSP Stable Value Fund(2)	777,025	775,244
Participant Loans	49,643	47,521

Total Master Trust Investments	$4,283,221	$4,021,869

Investments:
Union RSP	$2,179,370	$2,068,507
RSP	2,103,851	1,953,362

Total All Plans	$4,283,221	$4,021,869

(1) Includes non-participant directed amounts.
(2) This fund is considered part of the Core Funds

The net investment income of the Master Trust by major category and the Union RSP's total share of this net investment income are as follows:

(in thousands)	Year ended December 31,

	2005	2004

Net appreciation in fair value of investments:
Asset Allocation Funds
RSP Conservative Asset Allocation Fund	$2,078	$3,278
RSP Moderate Asset Allocation Fund	8,483	13,545
RSP Aggressive Asset Allocation Fund	5,708	8,255
Core Funds
PG&E Corporation Stock Fund(1)	133,585	189,308
RSP Large Company Stock Index Fund	42,430	82,737
RSP Small Company Stock Index Fund	17,780	25,790
RSP International Stock Index Fund	7,992	8,565
RSP Bond Index Fund	2,104	3,092
RSP Stable Value Fund	31,817	25,114
Mutual Fund Window	29,603	41,658

Net Appreciation in Fair Value of Investments	281,580	401,342

Dividends	54,694	12,232
Other investment income	2,657	2,629

Total Master Trust Investment Income	$338,931	$416,203

Investment Income :
Union RSP	$179,384	$202,918
RSP	159,547	213,285

Total	$338,931	$416,203

(1) Includes non-participant directed amounts.

NOTE 4: RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The Union RSP also invests in PG&E Corporation common stock. These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions comprised the following investments:

(in thousands)	Year ended December 31,

	2005	2004

PG&E Corporation Stock Fund	$809,682	$756,251
Fidelity managed funds	116,323	60,291

Total party-in-interest investments	$926,005	$816,542

NOTE 5:  FEDERAL INCOME TAX STATUS

The Internal Revenue Service, or IRS has ruled that the Union RSP is a qualified tax-exempt plan under Section 401(a), 401(k) and 409(a) of the Code. Accordingly, no provision for federal income taxes has been recorded in the Union RSP's financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Union RSP.

PG&E Corporation received a favorable tax determination letter from the IRS on March 17, 2004. Accordingly, PG&E Corporation believes that the Union RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

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